As filed with the Securities and Exchange Commission on January 22, 2015
                                                     Registration No. 333-198772

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S1/A1

                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933

                                 Gogo Baby, Inc.
                 (Name of Small Business Issuer in its Charter)

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
         Delaware                                  3944                            90-0998139
(State or other Jurisdiction of        (Primary Standard Industrial              (IRS Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)
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                                 Gogo Baby, Inc.
                           5745 Kearny Villa Rd. #102
                               San Diego, CA 92123
                       (858) 492 1288 Fax: (619) 421-2653
                   (Address of Principal Place of Business or
                      Intended Principal Place of Business)

                                Malcolm Hargrave
                                 Gogo Baby, Inc.
                           5745 Kearny Villa Road #102
                               San Diego, CA 92123
                       (858) 492 1288 Fax: (619) 421-2653
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          Copies of Communications to:
                             Karen A. Batcher, Esq.
                             Synergen Law Group, APC
                          819 Anchorage Place, Suite 28
                              Chula Vista, CA 91914
                             Telephone 619 475 7882
                                Fax 866 352 4342

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement is effective.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an Accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer  [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
 Title of                         Proposed          Proposed
Securities          Amount         Maximum           Maximum          Amount of
  to be             to be       Offering Price      Aggregate       Registration
Registered        Registered      Per Share       Offering Price        Fee
--------------------------------------------------------------------------------
Common Stock       1,000,000         NA              $1,000            $0.13 (1)
================================================================================
(1)  Calculated pursuant to Rule 457(a).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                 GOGO BABY, INC.
                        1,000,000 SHARES of COMMON STOCK

All of the shares of GoGo Baby, Inc. ("the Company") offered hereby are being offered by DTH International Corporation. DTH International Corporation, the selling shareholder, owns 1,500,000 shares of the common stock of GoGo Baby, Inc., a Delaware Corporation. DTH International Corporation will distribute to its shareholders approximately 1,000,000 shares of its GoGo Baby common stock (see "Distribution"). The distribution will be made to holders of record of DTH International Corporation common stock as of the close of business on December 31, 2013, on the basis of one share of GoGo Baby's common stock for each one share of DTH International Corporation common stock held. The 1,000,000 shares of the common stock distributed to DTH International Corporation shareholders will represent approximately 2.7% of all the issued and outstanding shares of the common stock of the Company. DTH International Corporation acquired 1,500,000 shares of the common stock of GoGo Baby on November 14, 2013, for $1,000. After the distribution, a shareholder of GoGo Baby will control approximately 95% of the outstanding common stock.

Neither GoGo Baby nor DTH International Corporation will receive any proceeds since no consideration will be paid to DTH International Corporation or GoGo Baby in connection with the distribution of these shares.

Affiliates of the Company (as that term is defined in the Securities Act of 1933 as amended) will not be able to sell common stock of the Company, received in the distribution, after the 90-day period subsequent to the date of this Prospectus, unless and until such shares are again registered under another effective registration statement, or unless such sales are made pursuant to an exemption from registration.

Shares being distributed are limited to those shareholders of DTH International Corporation, residing in California and to non-United States residents.

GoGo Baby is not selling any shares of its common stock in this distribution and therefore will not receive any proceeds. The Company's common stock is presently not traded on any market or securities exchange. Although the Company intends to apply for trading of its common stock on the OTC Bulletin Board, public trading of its common stock may never materialize.

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.


This Offering will terminate 180 days after this prospectus is declared effective by the SEC unless extended by our Board of Directors for an additional 90 days.


GoGo Baby, Inc. does not consider itself a blank check company and does not have any intention to engage in a reverse merger with any entity.

GoGo Baby, Inc. is an emerging growth company.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT (SEE "RISK FACTORS" ON PAGE 4).

For purposes of qualifying pursuant to a Registration Statement filed on Form S-1, the Company has placed an aggregate value on the 1,000,000 Shares of $1,000 or $0.001 per share (see "Determination of Offering Price").

DTH International Corporation is considered an underwriter.


                 The date of this Prospectus is _________, 2015


GoGo Baby is not currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934, but will be subject to such requirements after the distribution. It is the intention of GoGo Baby to send to each of its shareholders an Annual Report containing certified financial statements following the end of each fiscal year.
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                                TABLE OF CONTENTS


PROSPECTUS SUMMARY .........................................................   3
OUR COMPANY ................................................................   3
THE OFFERING ...............................................................   3
SUMMARY FINANCIAL STATUS ...................................................   3
RISK FACTORS ...............................................................   4
THE DISTRIBUTION ...........................................................  11
MANAGEMENT'S DISCUSSION AND ANALYSIS .......................................  12
BUSINESS ...................................................................  16
MANAGEMENT .................................................................  19
PRINCIPAL SHAREHOLDERS .....................................................  20
CERTAIN TRANSACTIONS .......................................................  21
DESCRIPTION OF SECURITIES ..................................................  21
PENNY STOCK RULES ..........................................................  22
LEGAL MATTERS ..............................................................  23
EXPERTS ....................................................................  23
FINANCIAL STATEMENTS ....................................................... F-1

                               PROSPECTUS SUMMARY

This entire Prospectus and our consolidated financial statements and related notes should be read carefully. There is more detailed information in other places of the Prospectus. Unless the context requires otherwise, 'we,' 'us,' 'our,' and similar terms refer to GoGo Baby, Inc.

                                   OUR COMPANY

GoGo Baby, Inc. was incorporated in Delaware on February 22, 2013. Our address and telephone numbers are 5745 Kearny Villa Road, San Diego, CA, 92123; (858) 492-1288, Fax (619) 421-2653. GoGo Baby, Inc. does not consider itself a blank check company and does not have any intention to engage in a reverse merger with any entity in an unrelated industry.

                             SUMMARY OF THE OFFERING

Securities Offered (1)   This prospectus covers the distribution as a dividend
                         of 1,000,000 shares of common stock of GoGo Baby, Inc.
                         by DTH International Corporation , Inc., which constitutes approximately 3% of the common stock.

                         The distribution will be made to holders of record of DTH International Corporation stock as of the close of business on December 31, 2013, on the basis of one share of GoGo Baby's common stock for each share of DTH International Corporation, common stock held.

Number of Shares of:
Common Stock
Outstanding:             36,550,000 shares

Risk Factors:            The shares of the common stock involve a high degree of
                         risk. Holders should review carefully and consider the factors described in "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

The following tables set forth for the periods indicated selected financial information for GOGO BABY, INC.

SUMMARY BALANCE SHEET DATA:


                                                                     As of
                                                              September 30, 2014
                                                              ------------------

Current Assets:                                                     $16,582
Total Assets:                                                       $16,587

Total Liabilities:                                                  $26,136
Shareholders Equity                                                 $(9,549)

SUMMARY STATEMENT OF OPERATIONS DATA:

                                                               February 22, 2013
                                                                (inception) to
                                                              September 30, 2014
                                                              ------------------
                                                                  (Unaudited)

Income                                                              $     0
Net Loss                                                            $14,054

GoGo Baby has been in the development stage since February 22, 2013 and has been actively involved in the development of its product. Management estimates the Company's current cash will last about three months at the present "burn rate".

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE NO OPERATING HISTORY OR GENERATED ANY REVENUES. AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

GoGo Baby, Inc. was incorporated February 22, 2013 and we have not realized any revenues. We have no operating history and only one proposed product upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase.

WE HAVE ONLY A PATENT PENDING AT THE PRESENT TIME. THE PATENT PENDING DOES NOT PROVIDE THE SAME PROTECTION OF AN ISSUED PATENT.

GoGo Baby, Inc. has the rights to a patent pending not an issued patent. It is unknown what claims that have been requested will be granted.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND/OR WE INADVERTENTLY MAY BE INFRINGING ON THE INTELLECTUAL PROPERETY RIGHTS OF OTHERS, WHICH COULD RESULT IN SIGNIFICANT EXPENSE AND LOSS OF INTELLECTUAL PROPERTY RIGHTS.

If a court determines that we infringed on the rights of others, we may be required to obtain licenses from such other parties and may be required to pay significant sums as damages to such parties. The persons or organizations holding the desired technology may not grant licenses to us or the terms of such licenses may not be acceptable to us. In addition, we could be required to expend significant resources to develop non infringing technology, or to defend claims of infringement brought against us.

We rely on the registration of patents and trademarks, as well as on compliance with trade secret laws and confidentiality agreements. We may need to expend significant resources to protect and enforce our intellectual property rights.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Mr. Hargrave, our sole officer and director, currently devotes approximately 2 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.


Mr. Hargrave owns and operates a computer repair facility by the name of MD Computers. At the present time Mr. Hargrave believes that he has sufficient time to act in his capacity for the Company. At some point is the future their may be a conflict of interest between his two responsibilities. That conflict must be resolved depending on the conditions at the time. The result may not be in the best interests of Gogo Baby, Inc.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We are in the early stages of implementing our business plan. Therefore, we have not yet generated any revenues from operations. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

A FAILURE TO MEET CUSTOMER SPECIFICATIONS OR EXPECTATIONS COULD RESULT IN LOST REVENUES, INCREASED EXPENSES, NEGATIVE PUBLICITY, CLAIMS FOR DAMAGES AND HARM TO OUR REPUTATION AND CAUSE DEMAND FOR OUR PROPOSED PRODUCT TO DECLINE.

In addition, our customers may have additional expectations about our proposed product. Any failure to meet customers' specifications or expectations could result in:

     *    delayed or lost revenue;
     * requirements to provide additional services to a customer at reduced charges or no charge;
     * negative publicity about us, which could adversely affect our ability to attract or retain customers; and
     * claims by customers for substantial damages against us, regardless of our responsibility for such failure, which may not be covered by insurance policies and which may not be limited by contractual terms.

OUR ABILITY TO SUCCESSFULLY MARKET OUR PROPOSED PRODUCT COULD BE SUBSTANTIALLY IMPAIRED IF OUR PROPOSED PRODUCT AND ITS APPLICATIONS DO NOT PROVE TO BE RELIABLE, EFFECTIVE AND COMPATIBLE.

We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our proposed product. If our proposed product suffers from reliability, quality or compatibility problems, market acceptance of our proposed product could be greatly hindered and our ability to attract customers could be significantly reduced. We cannot assure you that our proposed product will be free from any reliability, quality or compatibility problems. If we incur increased costs or are unable, for technical or other reasons, to install and manage our proposed product, our ability to successfully market our proposed product could be substantially limited.

IF WE ARE UNABLE TO MAINTAIN EXISTING AND DEVELOP ADDITIONAL RELATIONSHIPS WITH THIRD PARTY CONTRACTORS, THE SALES AND MARKETING OF OUR PROPOSED PRODUCT MAY BE UNSUCCESSFUL.

Our services will rely on products and services of third-party contractors. There can be no assurance that we will not experience operational problems. Our proposed product and services may be provided through third-party contractors.

THE LOSS OF MR. HARGRAVE COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR PRODUCTS, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.


Our performance is substantially dependent upon the professional expertise of our President, Mr. Hargrave. We are dependent on his ability to develop and market our proposed product. If he were unable to perform his services, this loss could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our proposed product. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase.

GOING CONCERN OPINION FROM OUR AUDITORS.


Our Auditors have questioned wither or not the company will continue as a going concern. The auditors question whether or not the company has sufficient capital to continue in business or will be able in the future to raise sufficient capital through either an equity or debt offering to continue in business.


                     RISKS ASSOCIATED WITH THIS DISTRIBUTION

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLIHES THE DEFINITION OF A "PENNY STOCK."

The shares being distributed are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU RECEIVE.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-The-Counter Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filing with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet his filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between GoGo Baby and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.


Our business plan allows for the payment of the estimated $5,000 cost, to the Company, of this registration statement to be paid from existing cash on hand. The remainder will be paid by DTH International Corporation. If necessary Mr. Hargrave, our director, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The Company estimates the cost of preparing and filing the required reports for the SEC at approximately $12,000 per year. We may also expend an unknown amount for communications with its shareholders. If the Company should have a deficit of cash and not be able to obtain addition financing, it might be unable to file. If the Company were listed, this might lead to delisting. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.


MR. HARGRAVE, THE DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 95% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 95% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Since Mr. Hargrave controls more that 50% of the voting stock, under Delaware law he may take any action without consulting the other shareholders. His only obligation to the minority shareholders is to inform them of his actions in a current time frame. Mr. Hargrave may chose to sell this control shares to another entity without the advice or consent of the other shareholders.

Due to the amount of Mr. Hargrave's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act which will restrict his ability to sell his shares.

LOANS FROM MR. HARGRAVE, COMPANY PRESIDENT


When Mr. Hargrave makes any loans to the Company, the terms will be decided at the time of the loans. Since Mr. Hargrave is the sole director, this will not be an arms length transaction. As of October 31, 2014 Mr. Hargrave had made a loan of $19,000 to the Company. The terms were all principle and accrued interest due two years from date of the note at 4% interest. The note is due on June 30, 2016.


NEED AND ABILITY TO RAISE ADDITIONAL CAPITAL

The Company will, in the future, most likely need to raise additional capital through loans or equity. The Company has no agreements with any professional organization to raise additional capital. The Company must raise additional capital from its own resources. The Company may raise additional capital in the form of an additional loan from its president. The Company may also offer additional equity to its new shareholders who were shareholders of DTH International Corporation on December 31, 2013 who will receive the stock dividend which is the subject of this registration once this registration statement becomes effective. If the Company needs to raise additional capital and fails to do so, the shareholders could lose all of any investment. There is no guarantee the Company will be able to raise additional capital.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT
(JOBS), WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

WE WILL ELECT TO TAKE ADVANTAGE OF THE EXTENDED TRANSITION PERIOD FOR COMPLYING WITH NEW OR REVISED ACCOUNTING STANDARDS UNDER SECTION 102(B)(1)

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply for so long as the Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.


MR. HARGRAVE, OUR SOLE DIRECTOR, WILL BE ABLE TO DETERMINE HIS OWN SALARY AND PERQUISITES, WHICH COULD ADVERSELY AFFECT OUR INCOME.

Because your sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls. As the sole director, Mr. Hargrave has the sole authority to appoint our officers and determine their compensation. Accordingly, Mr. Hargrave could determine, as our sole director that his salary and perquisites are equal to or exceed our net income, if we ever have income. In the event that Mr. Hargrave does determine that he is entitled to a salary and/or perquisites, investors will have no mechanism by which to revise his salary and perquisites since he controls a majority of the voting securities of the Company, and will continue to do so even after the distribution.


                                 USE OF PROCEEDS

We will not receive any proceeds from the distribution of the common stock registered through this prospectus.

           THE DIVIDEND DISTRIBUTION BY DTH INTERNATIONAL CORPORATION

GENERAL

Approximately 4.6% of the outstanding common stock of GoGo Baby is presently owned by DTH International Corporation DTH International Corporation is primarily a business consulting firm. DTH International Corporation shareholders will not be required to pay for shares of our common stock received in the distribution or to exchange shares of DTH International Corporation in order to receive our common stock.

MANNER AND PLAN OF DISTRIBUTION

GoGo Baby, Inc. is filing this registration statement to register the distribution of the 1,000,000 shares by DTH International Corporation as a dividend to its shareholders.

Pursuant to the plan of distribution, DTH International Corporation will distribute to its common shareholders 1,000,000 shares of the common stock of GoGo Baby. One share of GoGo Baby for each share of DTH International Corporation, common stock held of record as of December 31, 2013. Fractional shares will be rounded up to the next full share. DTH International Corporation had issued and outstanding approximately 1,000,000 shares of common stock. On December 31, 2013, DTH International Corporation had approximately 28 shareholders of record. Shares certificates of Gogo Baby will be mailed to DTH International Corporation Shareholders along with a copy of this prospectus.

PURPOSE OF SALE AND DISTRIBUTION

The purpose of the sale of 1,000,000 shares of stock to DTH International Corporation was to obtain a group of shareholders who could assist the Company is raising capital. Finding a source of possible future investors may assist the Company in furthering its business plan. This distribution will possibly provide liquidity to the DTH International Corporation shareholders if the Company is successful. There can be no guarantee that the Company will be successful. Management believes if the DTH International Corporation shareholders will take a greater interest in the Company, the more likely they are to invest. There can be no grantee that anyone will ever invest in the Company.

TAX CONSEQUENCES OF DTH INTERNATIONAL CORPORATION DISTRIBUTION

GoGo Baby believes the following are the material federal income tax consequences expected to result from the distribution under currently applicable law. It may not be applicable to stockholders who are neither citizens nor residents of the United States. It does not discuss the state, local, and foreign tax consequences of the distributor. Stockholders should consult their own tax advisors regarding the consequences of the distribution in their particular circumstances under federal, state, local, and foreign tax laws.

DTH International Corporation will recognize a gain or loss based upon the fair market value of the common stock at the date of the Distribution. This gain or loss is measured by the difference between DTH International Corporation's tax basis in the common stock distributed in the distribution and the fair market value of that stock.

As a result of DTH International Corporation, having no current or accumulated earnings and profits allocable to the distribution, no portion of the amount distributed will constitute a dividend for federal income tax purposes.

Therefore, no portion of the amount received constitutes a dividend, and will not be eligible for the dividends-received deduction for corporations. Each DTH International Corporation stockholder will have a tax basis in GoGo Baby's common stock distributed equally to the fair market value of the common stock distributed on the distribution date. The distribution is not taxable as a dividend. The distribution will be treated as a tax-free return of capital to the extent that the fair market value of such portion of the amount received does not exceed the stockholder's basis in the DTH International Corporation, common stock held, and as a capital gain if and to the extent that the fair market value of such portion is greater than such tax basis.

Any taxes payable by any recipient of shares of GoGo Baby's common stock in the distribution will be the responsibility of such recipient.


Each stockholder should consult his tax advisor as to the particular consequences of the distribution to such stockholder, including the application of state, local and foreign tax laws.


EACH DTH INTERNATIONAL CORPORATION, SHAREHOLDER IS ADVISED TO SEEK PROFESSIONAL TAX COUNSEL REGARDING ANY TAX LIABILITY THAT MAY ARISE FROM THIS DISTRIBUTION.

BLUE SKY LAWS

This Distribution is not being made in any jurisdictions of the United States in which this distribution would not be in compliance with the securities or Blue Sky laws of such jurisdiction. Only shareholders of Garden Bay residing in the states set forth below may obtain the shares pursuant to the Distribution. GoGo Baby initially selected the jurisdictions in which shareholders may participate in the distribution after determining from the shareholder records of DTH International Corporation and from record owners the states where substantially all the known owners reside.

IF A BENEFICIAL OWNER RESIDES IN A STATE OF THE UNITED STATES OF AMERICA NOT SET FORTH BELOW, SUCH OWNER MAY NOT PARTICIPATE IN THE DISTRIBUTION.

CALIFORNIA

This Prospectus will be delivered to those Shareholders of DTH International Corporation eligible to participate in this Distribution.

NON-US RESIDENTS

Those DTH International Corporation shareholders residing outside the United States of America will be eligible to receive the distribution.

This Prospectus relates to the shares received in the distribution to the DTH International Corporation, shareholders. The distribution of the Company's common stock will be made to DTH International Corporation common shareholders without any consideration being paid and without any exchange of shares by the shareholders of DTH International Corporation Neither DTH International Corporation, nor the Company, will receive any proceeds from the distribution by DTH International Corporation, of such shares of the Company's common stock, nor from the sale of any such shares by any persons who may be deemed to be the underwriters.

A copy of this Prospectus is being mailed to each DTH International Corporation common shareholder of record on December 31, 2013 together with the certificate representing the number of the GoGo Baby shares to which he is entitled. Persons wishing to evaluate the GoGo Baby shares being distributed to them should review this Prospectus carefully.

REASON FOR THE DISTRIBUTION

The Board of Directors of DTH International Corporation has decided that the shares of GoGo Baby in the hands of individual shareholders will provide more value to the DTH International Corporation shareholders than if corporately owned. If at some future date the shares of GoGo Baby are publicly traded, then shareholders may determine for themselves on an individual basis whether they wish to sell their shares and obtain personal liquidity or wish to retain the shares for possible future potential. There can be no assurance that the shares will be publicly traded, or if so, whether the market will provide any particular return to the shareholder.

COSTS OF DISTRIBUTION

GoGo Baby estimates that the total cost of the distribution will be approximately $15,000. DTH International Corporation has agreed to pay all such costs except the audit.

Direct GoGo Baby expenses:

Securities and Exchange Commission
Registration Fee                                               $    1
Accounting and Audit Fees                                       5,350
                                                               ------
TOTAL                                                          $5,351
                                                               ======

DTH International Corporation has agreed to pay all costs, except for Audit, incurred in connection with the distribution of the shares which are the subject of this Registration Statement.

These are estimated as follows:

Legal                                                          $6,000
Printing                                                          500
Transfer agent and certificate printing                         1,000
Postage                                                           200
Accounting                                                      2,000
                                                               ------
TOTAL                                                          $9,700
                                                               ======

                                THE DISTRIBUTION

The Issuer:                       GoGo Baby, Inc.

Distributing Security Holder:     DTH International Corporation

Securities Being Distributed:     1,000,000 shares of our common stock, par
                                  value $0.0001 per share.

Offering Price:                   There is no offering price since this is a
                                  dividend distribution

Duration of Offering:             This offering will terminate 180 days after
                                  this prospectus is declared effective by the SEC.

Number of Shares To Be
Distributed:                      1,000,000

Common Stock Outstanding
Before and After the Offering:    36,550,000 shares of our common stock are
                                  issued and outstanding as of the date of this prospectus. 36,550,000 will be outstanding after this distribution.

Use of Proceeds:                  We will not receive any proceeds from the
                                  dividend to the DTH International Corporation stockholders.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is not currently a public market for our common stock. After the distribution is complete, we intend to request trading on the OTCBB (Over the Counter Bulletin Board). We cannot assure you as to the price at which our common stock might trade after the distribution date or whether or not GoGo Baby can qualify for listing. Listing requirements include being a reporting company under the Securities Exchange Act of 1934 and having all required reports current. Upon the distribution of the shares of this offering GoGo Baby will be a reporting company and may apply to the FENRA for listing. GoGo Baby has not discussed market making with any broker-dealer.

Prior to the distribution, there were three common shareholders. After the distribution, there will be 30 shareholders of common equity. DTH International Corporation will continue to hold 500,000 unregistered shares.

There are no securities subject to outstanding warrants or options to purchase common stock.

We have never distributed cash dividends; and, since we are a development company, we do not foresee doing so in the future.

There are 25,050,000 common shares that could be sold under Rule 144. The 1,000,000 shares which are the subject of this offering are not available to be sold under Rule 144.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of the Company and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of GoGo Baby's common stock. No shares, other than the 1,000,000 shares which are the subject of this registration may be sold free of restriction.

            DETERMINATION OF OFFERING PRICE FOR DIVIDEND DISTRIBUTION

Since the distribution is a dividend by a present stockholder, there is no offering price and no dilution to existing stockholders of GoGo Baby. For the purpose of computing the registration fee, GoGo Baby and DTH International Corporation have set the price per share at $0.001 per common share, which was the book value on June 30, 2014. According to this calculation the total price for the 1,000,000 shares is $1,000. Such price has no relationship to GoGo Baby's results of operations and may not reflect the true value of such common stock.

                                    DILUTION

The common stock to be distributed to stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

CERTAIN FORWARD-LOOKING INFORMATION

Information provided in this prospectus filed on Form S-1 may contain forward-looking statements that are not historical facts and information. These statements represent the Company's expectations or beliefs, including, but not limited to, statements concerning future and operating results, statements concerning industry performance, the Company's operations, economic performance, financial conditions, margins and growth in sales of the Company's services, capital expenditures, financing needs, as well as assumptions related to the foregoing. For this purpose, any statements contained in the S-1 filing that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based on current expectations and involve various risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein.


We have generated no revenue since inception and have incurred no research or development expenses through September 30, 2014.

As of September 30, 2014 the Company has spent $13,893 on general and administrative expenses and $161 on interest expense, resulting in a net loss of $14,054.

The following table provides selected financial data about our company for the period from the date of incorporation through September 30, 2014. For detailed financial information, see the financial statements included in this prospectus.

         Balance Sheet Data:                     9/30/2014
         -------------------                     ---------
         Cash                                     $16,582
         Total assets                             $16,587
         Total liabilities                        $26,136
         Shareholders' equity                     $(9,549)

GOING CONCERN


Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. Our cash balance at September 30, 2014 was $16,582. We believe our cash balance is sufficient to fund our limited levels of operations.


OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in implementing our business plan, and possible cost overruns due to increases in the cost of services.


All work is done by the Company's President at no cost to the Company. Mr. Hargrave receives no salary and he donates parts from his own inventory at no cost to the Company. The Company's major expense is corporate costs including accounting which the Company estimates at a monthly average of $1,000. The Company's present cash will last about three months at the present "burn rate".


To become profitable and competitive, we must implement our business plan and generate revenue and raise additional capital.

PUBLIC COMPANY EXPENSE

The Company estimates its quarterly public company expense as follows:

         Audit review                             $1,800
         Accounting                                  450
         Edgar                                       500
                                                  ------
         Total                                    $2,750
                                                  ======

LIQUIDITY AND CAPITAL RESOURCES

Our director has agreed to advance funds as needed. While he has agreed to advance the funds he is not legally required to do so and may not for any reason. The Company intends to make an equity offering to its new shareholders after the distribution.


We received our initial funding of $1,000 through the sale of common stock to Mr. Hargrave, our officer and director, who purchased 10,000,000 shares of our common stock at $0.0001 per share on June 22, 2013. On June 9, 2014, Mr. Hargrave purchased an additional 25,000,000 shares for $2,500. Our financial statements from inception (February 22, 2013) through September 30, 2014 report no revenues and net losses of $14,054. On December 31, 2013 Mr. Hargrave loaned the Company $4,000 and on September 30, 2014 he loaned the Company an additional $15,000.

ADVERTISING AND MARKETING

There were no advertising and marketing expenses for the period ended September 30, 2014.

CORPORATE HISTORY


The Company was incorporated on February 22, 2013. As of September 30, 2014 the Company had a cash balance of $16,582. GoGo Baby may raise additional capital either through debt or equity. No assurances can be given that such efforts will be successful. The Company plans to attempt to raise additional equity capital by making an equity offering to its new shareholders as soon as possible after the Distribution. New shareholders are the DTH International Corporation shareholders who were shareholders on December 31, 2013 and will receive their dividend when this registration statement is declared effective by the SEC.


BUSINESS PLAN


The Company has already developed and tested several models of its proposed product. The Company has a patent pending. It is the Company's intent to approach major toy companies and child car seat companies with the intent to sell the patent rights. If this is not successful the Company will consider developing a model to sell on the internet.


PRODUCT

The Company's proposed products are toys for small children which attach to car seats to amuse. The toys may be wirelessly activated from the driver's position. These toys provide light and sound which entertain the child. One or more toys may be controlled from the driver's seat.

JOBS ACT

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. WE HAVE ELECTED TO MAINTAIN OUR STATUS AS AN EMERGING GROWTH COMPANY AND TAKE ADVANTAGE OF THE JOBS ACT PROVISIONS.

SMALLER REPORTING COMPANY

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY - THE JOBS ACT

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

     * A requirement to have only two years of audited financial statements and only two years of related MD&A:
     * Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
     * Reduced disclosure about the emerging growth company's executive compensation arrangements; and
     * No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The following are the past and projected future activities of the company in milestone format. The specific timing of each milestone will depend on the ability of GoGo Baby to raise capital; therefore these dates are estimates which may not be met.

MILESTONES:


FEBRUARY 22, 2013 TO DECEMBER 31, 2014


The Company has during this period:

     *    Purchased a provisional patent on its product
     *    Built and operated models of its product successfully
     *    Filed for and has received a patent pending on its product.

FUTURE PLANS


JANUARY 1, 2015 TO MARCH 31. 2015

     * Product Prototype which can be shown to manufacturers of toys and child car seats.
     *    Contract manufacturers of toys and child car seats.


                                    BUSINESS


IN GENERAL

GoGo Baby, Inc. was incorporated in Delaware on February 22, 2013 as a development stage company to create toys for small children which attach to car seats to amuse and entertain children while riding in a car.

Our proposed product allows the driver to wirelessly control entertainment toys attached to infant and child car seats located behind the driver, therefore allowing the driver to maintain attention on driving and avoiding distractions caused by turning toys on while driving.

The Company has two operating objectives to its business plan.

OPERATING OBJECTIVE ONE

Our primary Operating Objective is to produce a prototype under its present patent pending and to sell or license it to a large producer of either children's car seats or toys. In order to do this the Company must:

     * Phase 1. Produce a viable prototype to demonstrate to the potential car seat/toy manufacturers. The prototype will be designed and built by Mr. Hargrave. More that one prototype may need to be built before a satisfactory design is developed. A prototype can require up to a month to design and build with additional time expended to test. Material to build the prototype is estimated at less that $100.
     * Phase 2. Contact a group of companies which could be potential purchasers' or licensees. The Company will develop a list of potential companies and will contact then by letter and telephone.
     *    Phase 3. Make presentations to these companies.
     *    Phase 4. Negotiate either a sale of the patent pending or a license.

To date the Company has built two prototypes and tested them. These are engineering prototypes and are not manufacturing models. The Company is working on additional prototypes which may be of sufficient viability to show to potential car seat/toy manufacturers who may purchase or license the patent pending. The Company believes it has sufficient capital resources the carry out

Operating Objective One, however development cannot always to assured. The Company may face engineering or financial problems which it may not be able to overcome.

If we are unsuccessful at selling or licensing our product, then we may consider our second Operating Objective described below.

OPERATING OBJECTIVE TWO

If Operating Objective One is not successful the Company may consider direct sales of the product on the internet. This would entail a large expense and the Company might not be able to raise the required capital. At this time the requirements are unknown and will be known only when this is considered. At that time the company must consider complying with any required state or federal regulations which were not needed when just selling or licensing the patent pending.

At the present time the Company is not expending time or money on Operating Objective Two and will not do so in the near future. It will be expending all its efforts on Operating Objective One.


COMPETITIVE STRENGTHS & STRATEGY


The main competitive advantage of our product is ease of use. Our main strategy will be to convince toy and car seat Companies as to the ease of use of using our proposed product


BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATION, PURCHASE OR SALE OF ASSETS


There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business except for the purchase of a provisional patent. On March 25, 2013 the Company purchased the rights to a Provisional Patent (EFS 113937725) for a remote control toy, for 50,000 shares of the Company's common stock, from Lesa Marie Foster. Subsequent to that the Company has obtained a patent pending (14049167).


COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the normal course of business in the United States and the State of California.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

On March 25, 2013 the inventor, Lesa Marie Foster, for 50,000 shares of the Company's common stock assigned all her rights in a Provisional patent EFS 113937725 titled "Gogo Baby" to GoGo Baby, Inc. This Provisional patent was valid until October 9, 2013. The Company used its provisional patent to obtain a patent pending on this product. A short description: A toy on a car seat or other support can be turned on and off from the driver's seat. This is a wireless control and needs no wires running from the front seat to the back. The Company has obtained a patent pending of its product.

NEED FOR GOVERNMENT APPROVAL FOR ITS PROPOSED PRODUCT


We are not required to apply for or have any government approval for Operating Objective One. If the Company were to pursue Operating Objective Two the Company may be required to seek Government approval regarding the safety and use of our product.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS


Gogo Baby has not expended funds for research and development costs since inception. Mr. Hargrave has developed and built all prototypes at his own expense.


EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Mr. Hargrave who currently devotes 2 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

                           RELATED PARTY TRANSACTIONS

Mr. Hargrave provides office space at no cost to the Company. Mr. Hargrave has offered to make loans to the Company if he considers it in the best interests of the Company. Mr. Hargrave's offer is not unlimited nor is it legally required.


On May 29, 2013, Gogo Baby sold 10,000,000 shares of common stock to Malcolm Hargrave, the Company's president, for a total of $1,000. On June 9, 2014 Mr. Hargrave purchased 25.000,000 shares for $2,500. In December 2013 Mr. Hargrave loaned the Company $4,000. In June of 2014 Mr. Hargrave loaned the Company $6,000. In September 2014 Mr. Hargrave loaned the Company an additional $9,000. All loans from Mr. Hargrave are for two years at an interest rate of four percent per annum.

Since inception the Company received cash totaling $19,000 from Malcolm Hargrave in the form of promissory notes. As of September 30, 2014 the amount due to Malcolm Hargrave was $19,000

On December 31, 2013, the Company received a $4,000 loan. This loan is at 4% interest with principle and interest all due on December 31, 2015.

On June 30, 2014, the Company received a $6,000 loan. This loan is at 4% interest with principle and interest all due on June 30, 2016.

On September 9, 2014, the Company received a $9,000 loan. This loan is a 4% interest with principle and interest all due on September 9, 2016.

As of September 30, 2014, accrued interest is $161.


                                   PROPERTIES

GoGo Baby shares an office with its President at no cost to the Company.

                                    EMPLOYEES

All activities are carried out by our president and director Mr. Hargrave.

                                LEGAL PROCEEDINGS

GoGo Baby is not a party to any legal proceeding.

                                   MANAGEMENT

The Executive Officers and Directors of the Company and their ages are as follows:

    Name                   Age            Position                  Date Elected
    ----                   ---            --------                  ------------

Malcolm Hargrave            50          President, CFO              May 29, 2013
                                        Director, Secretary

Mr. Hargrove has been the company's sole officer and director since the company was incorporated on February 22, 2013. In 1987 Mr. Hargrove obtained a Bachelor of Science degree in electrical engineering from San Diego State University. Mr. Hargrove has been the president and owner of MD computers LLC since 1991. The company is involved in the design and repair of computers.


Directors of the Company are elected to serve until the next annual meeting of shareholders or until their successors have been elected. Executive officers serve at the discretion of the Board of Directors.


The foregoing person may be deemed a "promoter" and "parent" of the Company as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.



                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Currently, Mr. Hargrave, our sole officer and director, receives no compensation for his services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for future officers and directors, but currently, no such plans have been approved. We do not have any employment agreements in place with our sole officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employees.

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Malcolm         2014     0          0          0            0          0             0            0          0
Hargrave        2013     0          0          0            0          0             0            0          0
President,
CEO, CFO and
Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Malcolm        0             0               0           0           0           0            0           0            0
Hargrave

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----

Malcolm             0           0          0            0               0                0            0
Hargrave

There are no current employment agreements between the company and its officer and director.

On May 29, 2013 a total of 10,000,000shares of common stock were issued to Mr. Hargrave in exchange for cash in the amount of $1,000 or $0.0001 per share. On June 9, 2014 the Company issued Mr. Hargrave 25,000,000 shares for a total consideration of $2, 500 in cash.

Mr. Hargrave currently devotes approximately 2 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

OPTIONS

There are no options outstanding.

                             PRINCIPAL SHAREHOLDERS


The following table sets forth, as of September 30, 2014, the name, address, and number of shares owned directly or beneficially by persons who own 5% or more of the company's common stock and by each executive officer and director and owner after the Distribution.

                                   Shares/Percent as       Shares/Percent after
Beneficial Owner                 of September 30, 2014       the Distribution
----------------                 ---------------------       ----------------

Malcolm Hargrave                   35,000,000 - 95.7%       35,000,000 - 95.7%
9130 Edgewood Dr.
La Mesa, CA 91941

DTH International Corporation       1,500,000 - 4.1%           500,000 -  1.4%
4190 Bonita Road
Bonita Ca, 91902

All Executive Officers             35,000,000 - 95.7%       35,000,000 - 95.7%
and Directors as a
Group (1 person)

----------
(1)  Based on 36,550,000 shares outstanding on September 30, 2014


                              CERTAIN TRANSACTIONS

On November 14, 2013 GoGo Baby sold 1,500,000 shares of its common stock to DTH International Corporation for $1,000.

On March 25, 2013 The Company purchased a provisional patent from Lesa M. Foster for 50,000 shares of the common stock of the Company.

On May 20, 2013, GoGo Baby sold 10,000,000 shares of common stock to Malcolm Hargrave, the Company's president, for a total of $1,000. On June 9, 2014 the Company sold 25,000,000 shares of its common stock to Mr. Hargave for $2,500 in cash.

The above sales were exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) for sales not involving a public offering.

                            DESCRIPTION OF SECURITIES


The authorized common stock of Gogo Baby consists of 100,000,000 shares (par value $0.0001 per share), of which 36,550,000 shares were outstanding on September 30, 2014. The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of common stock are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the common stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are, and the shares to be transferred in the Distribution will be, fully paid and non-assessable. As of September 30, 2014 GoGo Baby had three common shareholders. GoGo Baby, Inc. is authorized to issue 20,000,000 shares of preferred stock. None of which have been issued.


Penny Stocks must, among other things:

     * Provide customers with a risk disclosure statement, setting forth certain specified information prior to a purchase transaction;
     * Disclose to the customer inside bid quotation and outside offer quotation for this Penny Stock, or, in a principal transaction, the broker-dealer's offer price for the Penny Stock;
     * Disclose the aggregate amount of any compensation the broker-dealer receives in the transaction;
     * Disclose the aggregate amount of the cash compensation that any associated person of the broker-dealer, who is a natural person, will receive in connection with the transaction;

     * Deliver to the customer after the transaction certain information concerning determination of the price and market trading activity of the Penny Stock.

Non-stock exchange and non-NASDAQ stocks would not be covered by the definition of Penny Stock for:

     (i) issuers who have $2,000,000 tangible assets ($5,000,000 if the issuer has not been in continuous operation for 3 years);
     (ii) transactions in which the customer is an institutional accredited investor; and
     (iii) transactions that are not recommended by the broker-dealer.

                                PENNY STOCK RULES

The Securities and Exchange Commission has adopted rule 15g-9, which established the definition of a "penny stock" for the purposes relevant to GoGo Baby as any equity security that has a market price of less than $5.00 per share, or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     (1) that a broker or dealer approve a person's account for transactions in penny stocks: and
     (2) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     (1) obtain financial information and investment experience objectives of the person; and
     (2) make a reasonable determination that the transactions in penny stocks are suitable for that person, and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock:

     (1) a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,
     (2) sets forth the basis on which the broker or dealer made the suitability determination; and
     (3) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about:

     (1) the commissions payable to both the broker-dealer and the registered representative;
     (2)  current quotations for the securities;
     (3) the rights and remedies available to an investor in cases of fraud in penny stock transactions; and
     (4) monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

PREFERRED STOCK

GoGo Baby is also authorized to issue as many as 20,000,000 shares of the preferred stock (par value $0.0001). The preferred stock may be issued in one or more series with such preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and qualifications, and rights as the Company's Board of Directors may determine.

As of September 30, 2014, there were no shares of preferred stock outstanding. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted in the future to the holders of preferred stock, which could reduce the attractiveness of GoGo Baby as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock.


LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS AND
OFFICERS

The Certificate of Incorporation of GoGo Baby provides for indemnification of directors and officers of GoGo Baby as follows:

TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

DELAWARE GENERAL CORPORATION LAW

Delaware General Corporation Law Section 145 provides that GoGo Baby may indemnify any officer or director who was made a party to a suit because of the Securities Act covering the common stock offered by this prospectus. This position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of GoGo Baby, except, in certain circumstances, for negligence or misconduct in the performance of his duty to GoGo Baby. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees.

                                  LEGAL MATTERS

The legality of the Shares of Common stock to be registered hereby will be passed upon for GoGo Baby by Karen Batcher, Esquire. Tax opinion given by Karen Batcher, Esquire.

                                     EXPERTS


The financial statements of GoGo Baby for the periods from February 22, 2013 to the year ended December 31, 2013 and the nine months ended September 30, 2014, and related notes which are included in this Prospectus have been examined by PLS CPA, A Professional Corp., and have been so included in reliance upon the opinion of such accountant given upon their authority as an expert in auditing and accounting.


                             ADDITIONAL INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act covering the common stock offered by this Prospectus, which constitutes a part of the registration statement, omits some of the information described in the registration statement under the rules and regulations of the Commission. For further information on GoGo Baby and the common stock offered by this prospectus, please refer to the registration statement and the attached exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy filed as an exhibit to the registration statement; each of these statements is qualified in all respects by that reference. The registration statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 100 F Street, NE, Washington, D.C. 20549 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the commission's principal office upon payment of the fees prescribed by the Commission.

                          PLS CPA, A PROFESSIONAL CORP.
           * 4725 MERCURY STREET #210 * SAN DIEGO * CALIFORNIA 92111 *
      * TELEPHONE (858) 722-5953 * FAX (858) 761-0341 * FAX (858) 433-2979
                         * E-MAIL CHANGGPARK@GMAIL.COM *
--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Gogo Baby, Inc.

We have audited the accompanying balance sheet of Gogo Baby, Inc. (A Development Stage "Company") as of December 31, 2013, and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the year ended December 31 2013 and the period from Februa ry 22, 2013 (inception) to
December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gogo Baby, Inc. as of December 31, 2013, and the result of its operations and its cash flows for the years ended December 31, 2013 and period from February 22, 2013 (inception) to December 31, 2013 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ PLS CPA
----------------------------------
PLS CPA, A Professional Corp.

September 16, 2014
San Diego, CA. 92111


          Registered with the Public Company Accounting Oversight Board

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------


                                                                     As of
                                                               December 31, 2013
                                                               -----------------
                                                                   (Audited)
CURRENT ASSETS
  Cash                                                              $    665
                                                                    --------
TOTAL CURRENT ASSETS                                                     665

OTHER ASSETS
  Intangible Assets, net                                                   5
                                                                    --------
TOTAL OTHER ASSETS                                                         5
                                                                    --------

      TOTAL ASSETS                                                  $    670
                                                                    ========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                                  $     --
                                                                    --------
TOTAL CURRENT LIABILITIES                                                 --

LONG-TERM LIABILITIES
  Promissory Note payable                                              4,000
                                                                    --------
TOTAL LONG-TERM LIABILITIES                                            4,000

      TOTAL LIABILITIES                                                4,000

STOCKHOLDERS' EQUITY
  Preferred Stock ($0.0001 par value, 20,000,000 shares
   authorized; zero shares issued and outstanding
   as of December 31, 2013                                                --
  Common stock, ($0.0001 par value, 100,000,000 shares
   authorized; 11,550,000 shares issued and outstanding
   as of December 31, 2013                                             1,155
  Additional paid-in capital                                             850
  Deficit accumulated during development stage                        (5,335)
                                                                    --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                  (3,330)
                                                                    --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)            $    670
                                                                    ========


   The accompanying notes are an integral part of these financial statements

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------


                                                               February 22, 2013
                                                                  (inception)
                                                                    through
                                                               December 31, 2013
                                                               -----------------
REVENUES
  Revenues                                                        $       --
                                                                  ----------
TOTAL REVENUES                                                            --

GENERAL & ADMINISTRATIVE EXPENSES
  Administrative expenses                                              5,335
  Professional fees                                                       --
  Amortization Expense                                                    --
                                                                  ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                5,335
                                                                  ----------

LOSS FROM OPERATION                                                   (5,335)
                                                                  ----------
OTHER EXPENSE
  Interest expense                                                        --
                                                                  ----------
TOTAL OTHER EXPENSES                                                      --

NET INCOME (LOSS)                                                 $   (5,335)
                                                                  ==========

BASIC EARNINGS PER SHARE                                          $    (0.00)
                                                                  ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                         6,445,192
                                                                  ==========


    The accompanying notes are an integral part of these financial statements

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
             Statement of changes in Shareholders' Equity (Deficit)
          From February 22, 2013 (Inception) through December 31, 2013
--------------------------------------------------------------------------------

                                                                                                  Deficit
                                                                                                Accumulated
                                                          Common Stock           Additional       During
                                                      ---------------------       Paid-in       Development
                                                      Shares         Amount       Capital          Stage         Total
                                                      ------         ------       -------          -----         -----
Balance, February 22, 2013 (Inception)                     --       $    --       $    --        $     --      $     --

Common stock issued, June 6, 2013 at
 $0.0001 per share in exchange for patent              50,000             5            --              --             5

Common stock issued, June 21, 2013 at
 $0.0001 per share                                 10,000,000         1,000            --              --         1,000

Common stock issued, November 14, 2013
 at $0.000666 per share                             1,500,000           150           850              --         1,000

Loss for the period beginning February 22, 2013
 (inception) to December 31, 2013                                                                  (5,335)       (5,335)
                                                   ----------       -------       -------        --------      --------

BALANCE, DECEMBER 31, 2013                         11,550,000       $ 1,155       $   850        $ (5,335)     $ (3,330)
                                                   ==========       =======       =======        ========      ========


   The accompanying notes are an integral part of these financial statements

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                               February 22, 2013
                                                                  (inception)
                                                                    through
                                                               December 31, 2013
                                                               -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                 $ (5,335)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Amortization expense                                                 --
  Changes in operating assets and liabilities:
     Increase (Decrease) in accounts payable and
      accrued liabilities                                                 --
     Increase in accrued interest                                         --
                                                                    --------
        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           (5,335)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Intangible Assets                                        (5)
                                                                    --------
        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               (5)

CASH FLOWS FROM FINANCING ACTIVITIES
  Decrease in advance from officer                                        --
  Increase in notes payable - related party                            4,000
  Issuance of common stock                                             2,005
                                                                    --------
        NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            6,005
                                                                    --------

NET INCREASE (DECREASE) IN CASH                                          665

CASH AT BEGINNING OF PERIOD                                               --
                                                                    --------

CASH AT END OF PERIOD                                               $    665
                                                                    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during period for:
  Interest                                                          $     --
                                                                    ========

  Income Taxes                                                      $     --
                                                                    ========


    The accompanying notes are an integral part of these financial statements

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2013
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

GoGo Baby, Inc. (the "Company") was incorporated on February 22, 2013 under the laws of the State of Delaware to enter into the toy industry. The GoGo Baby invention of a wireless car seat toy system was created with the objective to provide a car seat toy system that the driver can activate from the steering wheel. It is Gogo Baby's first objective to sell the patent to a major company or secondly have the toy manufactured, set up an online store and market the product The Company's activities to date have been limited to organization and capital. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations. The Company's fiscal year end is December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

CASH AND CASH EQUIVALENTS

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Equipment and fixtures are being depreciated using the straight-line method over the estimated asset lives, 5 year.

INTANGIBLE ASSETS

INITIAL MEASUREMENT

Intangible asset acquisitions in which the consideration given is cash are measured by the amount of cash paid, which generally includes the transaction costs of the asset acquisition. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or issued), measurement is based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2013
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SUBSEQUENT MEASUREMENT

The company accounts for its intangible assets under the Financial Accounting Standards Board ("FASB") Accounting Standards Codification Subtopic ("ASC") 350-30-35 "Intangibles--Goodwill and Other--General Intangibles Other than Goodwill-Subsequent Measurement". Under this method the company is required to test an indefinite-lived intangible asset for impairment on at least an annual basis. This is done by comparing the asset's fair value with its carrying amount. If the carrying amount exceeds the asset's fair value, the difference in those amounts is recognized as an impairment loss.

INCOME TAXES

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification ("ASC") No. 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

FINANCIAL INSTRUMENTS

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

     * Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.
     * Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
     * Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The carrying amounts reported in the balance sheet for cash, accounts payable and notes payable approximate their estimated fair market value based on the short-term maturity of this instrument.

In addition, FASB ASC 825-10-25 "Fair Value Option" was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2013
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In May 2011, FASB issued Accounting Standards Update ("ASU") No. 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS" ("ASU No. 2011-04"). ASU No. 2011-04 provides guidance which is expected to result in common fair value measurement and disclosure requirements between U.S. GAAP and IFRS. It changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. It is not intended for this update to result in a change in the application of the requirements in Topic 820. The amendments in ASU No. 2011-04 are to be applied prospectively. ASU No. 2011-04 is effective for public companies for interim and annual periods beginning after December 15, 2011. Early application is not permitted. This update is not expected to have a material impact on the Company's financial statements.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (Topic
220): Presentation of Comprehensive Income" ("ASU No. 2011-05"). In ASU No. 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in ASU No. 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. They also do not change the presentation of related tax effects, before related tax effects, or the portrayal or calculation of earnings per share. The amendments in ASU No. 2011-05 should be applied retrospectively. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. This update is not expected to have a material impact on the Company's financial statements.

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2013
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2011, the FASB issued ASU No. 2011-08, "Intangibles -- Goodwill and Other (Topic 350)" ("ASU No. 2011-08"). In ASU No. 2011-08, an entity is permitted to make a qualitative assessment of whether it is more likely than not that a reporting unit's fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it would not be required to perform the two-step impairment test for that reporting unit. The ASU's objective is to simplify how an entity tests goodwill for impairment. The amendments in ASU No. 2011-08 are effective for annual and interim goodwill and impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity's financial statements for the most recent annual or interim period have not yet been issued. The Company is evaluating the requirements of ASU No. 2011-08 and has not yet determined whether a revised approach to evaluation of goodwill impairment will be used in future assessments. The Company does not expect the adoption of ASU No. 2011-08 to have a material impact on its financial statements.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - INTANGIBLE ASSETS

The Company capitalized as intangible assets the purchase cost of the rights to a certain creation acquired from Lesa Foster in exchange for 50,000 common shares of GoGo Baby, Inc. valued at $0.0001 per share for a total value of $5. on June 6, 2013. The value of the patent on December 31, 2013 is $5.

NOTE 4 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. As of December 31, 2013 the Company had a net operating loss carry-forward of approximately $5,335. Net operating loss carry-forward, expires twenty years from the date the loss was incurred.

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

                                                               December 31, 2013
                                                               -----------------
Net loss before income taxes per financial statements               $ 5,335
Income tax rate                                                          34%
Income tax recovery                                                  (1,814)
Permanent differences                                                    --
Temporary differences                                                    --
Valuation allowance change                                            1,814
Provision for income taxes                                               --

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2013
--------------------------------------------------------------------------------

NOTE 4 - PROVISION FOR INCOME TAXES- CONTINUED

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financials reporting and tax purposes. The significant components of deferred income tax assets and liabilities at December 31, 2013 are as follows:

                                                               December 31, 2013
                                                               -----------------
Net operating loss carryforward                                     $ 1,814
Valuation allowance                                                  (1,814)
Net deferred income tax  asset                                           --

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not presently involved in any litigation.

NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $5,335 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2013
--------------------------------------------------------------------------------

NOTE 7 - RELATED PARTY TRANSACTIONS

Malcolm Hargrave, the sole officer and director of the Company, may in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 8 - NOTES PAYABLE - RELATED PARTY

Since inception the Company received cash totaling $4,000 from Malcolm Hargrave in the form of a promissory note. As of December 31, 2013 the amount due to Malcolm Hargrave was $4,000. This loan is at 4% interest with principle and interest all due on December 31, 2015.

As of December 31, 2013, accrued interest is $0.

NOTE 9 - STOCK TRANSACTIONS

On June 6, 2013, the Company issued a total of 50,000 shares of common stock to Lesa Foster in exchange for a toy patent for a cash value of $0.0001 per share for a total value of $5

On June 21, 2013 the Company issued a total of 10,000,000 shares of common stock to one director for cash in the amount of $0.0001 per share for a total of $1,000

On November 14, 2013, the Company issued a total of 1,500,000 shares of common stock to DTH for cash in the amount of $0.000666 per share for a total of $1,000.

As of December 31, 2013 the Company had 11,550,000 shares of common stock issued and outstanding.

NOTE 10 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2013:

Common stock, $0.0001 par value: 100,000,000 shares authorized; 11,550,000 shares issued and outstanding.

Preferred stock, $0.0001 par value: 20,000,000 shares authorized; no shares issued and outstanding.

NOTE 11 -SUBSEQUENT EVENTS

On June 30, 2014, the Company received a $6,000 loan from Malcolm Hargrave. This loan is at 4% interest with principle and interest all due on June 30, 2016.

On June 9, 2014 the Company issued a total of 25,000,000 shares of common stock to one director for cash in the amount of $0.0001 per share for a total of $2,500

On September 8, 2014, the Company received a $9,000 loan from Malcolm Hargrave. This loan is at 4% interest with principle and interest all due on September 8, 2016.

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                               As of              As of
                                                                           September 30,       December 31,
                                                                               2014               2013
                                                                             --------           --------
                                                                            (Unaudited)         (Audited)
CURRENT ASSETS
  Cash                                                                       $ 16,582           $    665
                                                                             --------           --------
TOTAL CURRENT ASSETS                                                           16,582                665

OTHER ASSETS
  Intangible Assets, net                                                            5                  5
                                                                             --------           --------
TOTAL OTHER ASSETS                                                                  5                  5
                                                                             --------           --------

      TOTAL ASSETS                                                           $ 16,587           $    670
                                                                             ========           ========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                                           $  6,975           $     --
                                                                             --------           --------
TOTAL CURRENT LIABILITIES                                                       6,975                 --

LONG-TERM LIABILITIES
  Accrued Interest payable                                                        161                 --
  Promissory Note payable                                                      19,000              4,000
                                                                             --------           --------
TOTAL LONG-TERM LIABILITIES                                                    19,161              4,000

      TOTAL LIABILITIES                                                        26,136              4,000

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred Stock ($0.0001 par value, 20,000,000 shares authorized;
   zero shares issued and outstanding as of September 30, 2014 and
   December 31, 2013                                                               --                 --
  Common stock, ($0.0001 par value, 100,000,000 shares;
   36,550,000 and 11,550,000 shares issued and outstanding
   as of September 30, 2014 and December 31, 2013                               3,655              1,155
  Additional paid-in capital                                                      850                850
  Deficit accumulated during development stage                                (14,054)            (5,335)
                                                                             --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                           (9,549)            (3,330)
                                                                             --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                     $ 16,587           $    670
                                                                             ========           ========


   The accompanying notes are an integral part of these financial statements

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                                        February 22, 2013   February 22, 2013
                                         Three Months    Three Months    Nine Months       (inception)         (inception)
                                            Ended           Ended          Ended             through             through
                                        September 30,   September 30,   September 30,     September 30,       September 30,
                                            2014            2013            2014              2013                2014
                                         -----------     -----------     -----------       -----------         -----------
REVENUES
  Revenues                               $        --     $        --     $        --       $        --         $        --
                                         -----------     -----------     -----------       -----------         -----------
TOTAL REVENUES                                    --              --              --                --                  --

GENERAL & ADMINISTRATIVE EXPENSES
  Administrative expenses                      1,930           4,299           2,558             4,299               7,893
  Professional fees                            6,000              --           6,000                --               6,000
  Amortization Expense
                                         -----------     -----------     -----------       -----------         -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES        7,930           4,299           8,558             4,299              13,893
                                         -----------     -----------     -----------       -----------         -----------

LOSS FROM OPERATION                           (7,930)         (4,299)         (8,558)           (4,299)            (13,893)
                                         -----------     -----------     -----------       -----------         -----------
OTHER EXPENSE
  Interest expense                               121              --             161                --                 161
                                         -----------     -----------     -----------       -----------         -----------
TOTAL OTHER EXPENSES                             121              --             161                --                 161

NET INCOME (LOSS)                        $    (8,051)    $    (4,299)    $    (8,719)      $    (4,299)        $   (14,054)
                                         ===========     ===========     ===========       ===========         ===========

BASIC EARNINGS PER SHARE                 $     (0.00)    $     (0.00)    $     (0.00)      $     (0.00)
                                         ===========     ===========     ===========       ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                36,550,000       9,548,361      21,897,985         4,267,033
                                         ===========     ===========     ===========       ===========


    The accompanying notes are an integral part of these financial statements

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
           Statement of changes in Shareholders' Equity (Deficit) From
            February 22, 2013 (Inception) through September 30, 2014
--------------------------------------------------------------------------------

                                                                                                  Deficit
                                                                                                Accumulated
                                                          Common Stock           Additional       During
                                                      ---------------------       Paid-in       Development
                                                      Shares         Amount       Capital          Stage         Total
                                                      ------         ------       -------          -----         -----
Balance, February 22, 2013 (Inception)                     --       $    --       $    --        $     --      $     --

Common stock issued, June 6, 2013 at
 $0.0001 per share in exchange for patent              50,000             5            --              --             5

Common stock issued, June 21, 2013 at
 $0.0001 per share                                 10,000,000         1,000            --              --         1,000

Common stock issued, November 14, 2013
 at $0.000666 per share                             1,500,000           150           850              --         1,000

Loss for the period beginning February 22, 2013
 (inception) to December 31, 2013                                                                  (5,335)       (5,335)
                                                   ----------       -------       -------        --------      --------

BALANCE, DECEMBER 31, 2013                         11,550,000         1,155           850          (5,335)       (3,330)
                                                   ==========       =======       =======        ========      ========
Common stock issued, June 9, 2014
 at $0.0001 per share                              25,000,000         2,500            --              --         2,500

Loss for the period ending September 30, 2014                                                      (8,719)       (8,719)
                                                   ----------       -------       -------        --------      --------

BALANCE, SEPTEMBER 30, 2014 (UNAUDITED)            36,550,000       $ 3,655       $   850        $(14,054)     $ (9,549)
                                                   ==========       =======       =======        ========      ========


   The accompanying notes are an integral part of these financial statements

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                                                           February 22, 2013
                                                                        Nine Months        Nine Months       (inception)
                                                                          Ended              Ended             through
                                                                       September 30,      September 30,      September 30,
                                                                           2014               2013               2014
                                                                         --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                      $ (8,719)          $ (4,299)          $(14,054)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Amortization expense
  Changes in operating assets and liabilities:
     Increase (Decrease) in accounts payable and accrued liabilities        6,975                 --              6,975
     Increase in accrued interest                                             161                 --                161
                                                                         --------           --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              (1,583)            (4,299)            (6,918)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Intangible Assets                                             --                 (5)                (5)
                                                                         --------           --------           --------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                  --                 (5)                (5)

CASH FLOWS FROM FINANCING ACTIVITIES
  Decrease in advance from officer                                             --                 --                 --
  Increase in notes payable - related party                                15,000              4,000             19,000
  Issuance of common stock                                                  2,500              1,005              4,505
                                                                         --------           --------           --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES              17,500              5,005             23,505
                                                                         --------           --------           --------

NET INCREASE (DECREASE) IN CASH                                            15,917                701             16,582

CASH AT BEGINNING OF PERIOD                                                   665                 --                 --
                                                                         --------           --------           --------

CASH AT END OF PERIOD                                                    $ 16,582           $    701           $ 16,582
                                                                         ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during period for:
  Interest                                                               $     --           $     --           $     --
                                                                         ========           ========           ========

  Income Taxes                                                           $     --           $     --           $     --
                                                                         ========           ========           ========


    The accompanying notes are an integral part of these financial statements

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2014
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

GoGo Baby, Inc. (the "Company") was incorporated on February 22, 2013 under the laws of the State of Delaware to enter into the toy industry. The GoGo Baby invention of a wireless car seat toy system was created with the objective to provide a car seat toy system that the driver can activate from the steering wheel. It is Gogo Baby's first objective to sell the patent to a major company or secondly have the toy manufactured, set up an online store and market the product.
The Company's activities to date have been limited to organization and capital. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations. The Company's fiscal year end is December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL STATEMENTS

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2013 audited financial statements. The results of operations for the periods ended September 30, 2014 and the same period last year are not necessarily indicative of the operating results for the full years.

ACCOUNTING BASIS

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

CASH AND CASH EQUIVALENTS

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2014
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Equipment and fixtures are being depreciated using the straight-line method over the estimated asset lives, 5 year.

INTANGIBLE ASSETS

INITIAL MEASUREMENT

Intangible asset acquisitions in which the consideration given is cash are measured by the amount of cash paid, which generally includes the transaction costs of the asset acquisition. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

SUBSEQUENT MEASUREMENT

The company accounts for its intangible assets under the Financial Accounting Standards Board ("FASB") Accounting Standards Codification Subtopic ("ASC") 350-30-35 "Intangibles--Goodwill and Other--General Intangibles Other than Goodwill-Subsequent Measurement". Under this method the company is required to test an indefinite-lived intangible asset for impairment on at least an annual basis. This is done by comparing the asset's fair value with its carrying amount. If the carrying amount exceeds the asset's fair value, the difference in those amounts is recognized as an impairment loss.

INCOME TAXES

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification ("ASC") No. 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2014
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCIAL INSTRUMENTS

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

     * Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.
     * Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
     * Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The carrying amounts reported in the balance sheet for cash, accounts payable and notes payable approximate their estimated fair market value based on the short-term maturity of this instrument.

In addition, FASB ASC 825-10-25 "Fair Value Option" was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2014
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In May 2011, FASB issued Accounting Standards Update ("ASU") No. 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS" ("ASU No. 2011-04"). ASU No. 2011-04 provides guidance which is expected to result in common fair value measurement and disclosure requirements between U.S. GAAP and IFRS. It changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. It is not intended for this update to result in a change in the application of the requirements in Topic 820. The amendments in ASU No. 2011-04 are to be applied prospectively. ASU No. 2011-04 is effective for public companies for interim and annual periods beginning after December 15, 2011. Early application is not permitted. This update is not expected to have a material impact on the Company's financial statements.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (Topic
220): Presentation of Comprehensive Income" ("ASU No. 2011-05"). In ASU No. 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in ASU No. 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. They also do not change the presentation of related tax effects, before related tax effects, or the portrayal or calculation of earnings per share. The amendments in ASU No. 2011-05 should be applied retrospectively. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. This update is not expected to have a material impact on the Company's financial statements.

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2014
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2011, the FASB issued ASU No. 2011-08, "Intangibles -- Goodwill and Other (Topic 350)" ("ASU No. 2011-08"). In ASU No. 2011-08, an entity is permitted to make a qualitative assessment of whether it is more likely than not that a reporting unit's fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it would not be required to perform the two-step impairment test for that reporting unit. The ASU's objective is to simplify how an entity tests goodwill for impairment. The amendments in ASU No. 2011-08 are effective for annual and interim goodwill and impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity's financial statements for the most recent annual or interim period have not yet been issued. The Company is evaluating the requirements of ASU No. 2011-08 and has not yet determined whether a revised approach to evaluation of goodwill impairment will be used in future assessments. The Company does not expect the adoption of ASU No. 2011-08 to have a material impact on its financial statements.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - INTANGIBLE ASSETS

The Company capitalized as intangible assets the purchase cost of the rights to a certain creation acquired from Lesa Foster in exchange for 50,000 common shares of GoGo Baby, Inc. valued at $0.0001 per share for a total value of $5. on June 6, 2013. The value of the patent on September 30, 2014 is $5.

NOTE 4 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. As of September 30, 2014 the Company had a net operating loss carry-forward of approximately $14,054. Net operating loss carry-forward, expires twenty years from the date the loss was incurred.

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2014
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE 4 - PROVISION FOR INCOME TAXES- CONTINUED

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

                                                September 30,       December 31,
                                                    2014                2013
                                                  --------            --------
Net loss before income taxes per
 financial statements                             $ 14,054            $  5,335
Income tax rate                                         34%                 34%
Income tax recovery                                 (4,778)             (1,814)
Permanent differences                                   --                  --
Temporary differences                                   --                  --
Valuation allowance change                           4,778               1,814
Provision for income taxes                              --                  --

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financials reporting and tax purposes. The significant components of deferred income tax assets and liabilities at September 30, 2014 are as follows:

                                                September 30,       December 31,
                                                    2014                2013
                                                  --------            --------
Net operating loss carryforward                   $ 4,778             $ 1,814
Valuation allowance                                (4,778)             (1,814)
Net deferred income tax  asset                         --                  --

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2014
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE 4 - PROVISION FOR INCOME TAXES- CONTINUED

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $14,054 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

Malcolm Hargrave, the sole officer and director of the Company, may in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

                                 GoGo Baby, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2014
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE 8 - NOTES PAYABLE - RELATED PARTY

Since inception the Company received cash totaling $19,000 from Malcolm Hargrave in the form of a promissory note. As of September 30, 2014 the amount due to Malcolm Hargrave was $19,000

On December 31, 2013, the Company received a $4,000 loan. This loan is at 4% interest with principle and interest all due on December 31, 2015.

On June 30, 2014, the Company received a $6,000 loan. This loan is at 4% interest with principle and interest all due on June 30, 2016.

On September 9, 2014, the Company received a $9,000 loan. This loan is at 4% interest with principle and interest all due on September 9, 2016.

As of September 30, 2014, accrued interest is $161.

NOTE 9 - STOCK TRANSACTIONS

On June 6, 2013, the Company issued a total of 50,000 shares of common stock to Lesa Foster in exchange for a toy patent for a cash value of $0.0001 per share for a total value of $5

On June 21, 2013 the Company issued a total of 10,000,000 shares of common stock to one director for cash in the amount of $0.0001 per share for a total of $1,000

On November 14, 2013, the Company issued a total of 1,500,000 shares of common stock to DTH for cash in the amount of $0.000666 per share for a total of $1,000.

On June 9, 2014 the Company issued a total of 25,000,000 shares of common stock to one director for cash in the amount of $0.0001 per share for a total of $2,500

As of September 30, 2014 the Company had 36,550,000 shares of common stock issued and outstanding.

NOTE 10 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2014:

Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 36,550,000 shares issued and outstanding.

Preferred stock, $ 0.0001 par value: 20,000,000 shares authorized; no shares issued and outstanding.

NOTE 11 - SUBSEQUENT EVENT

On January 5, 2015, the Company received a $4,000 loan from Malcom Hargrave. This loan is at 4% interest with principle and interest all due on January 5, 2017.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of the estimated amounts of all expenses in connection with the Distribution of the securities which are the subject of this Registration Statement.

Securities and Exchange Commission Registration Fee                       $    1
Accounting and Audit Fees                                                 $5,350
                                                                          ------
TOTAL                                                                     $5,351
                                                                          ======

DTH International Corporation has agreed to pay all costs, except for Audit, incurred in connection with the distribution of the shares which are the subject of this Registration Statement.

These are estimated as follows:

Legal                                                                     $6,000
Printing                                                                     500
Transfer agent and certificate printing                                    1,000
Postage                                                                      200
Accounting                                                                 2,000
                                                                          ------
TOTAL                                                                     $9,700
                                                                          ======

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS.

Delaware General Corporation Law Section 145 provides that the Company may indemnify any officer or director who was made a party to a suit because of his position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of the Company, except, in certain circumstances, for negligence or misconduct in the performance of his duty to the Company. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees. Article Seventh of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted by law. Indemnification agreements have been entered into with all officers and directors of the Company.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

On November 14, 2013 GoGo Baby sold 1,500,000 shares of its common stock to DTH International Corporation for $1,000.

On March 25, 2013 The Company purchased a provisional patent from Lesa M. Foster for 50,000 shares of the common stock of the Company.


On May 20, 2013, GoGo Baby sold 10,000,000 shares of common stock to Malcolm Hargrave, the Company's president, for a total of $1,000. On June 9, 2014 the Company sold 25,000,000 shares of its common stock to Mr. Hargrave for $2,500 in cash.


The above sales were exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) for sales not involving a public offering.

ITEM 16.  EXHIBITS.

The following is a list of exhibits filed as part of the Registration Statement:


3.(i)      Certificate of Incorporation *
3.(ii)     Bylaws *
5.1        Legal Opinion and Consent of Karen Batcher, Esq *
10.1       Patent Sales Agreement *
23.1       Consent of PLS, CPA


----------
*  Filed in original S1 dated September 16, 2014


ITEM 17.  UNDERTAKINGS.


The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and, (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Diego, State of California, on the 19th day of January, 2015.

GoGo Baby, Inc., Registrant


By /s/ MALCOLM HARGRAVE
----------------------------------------
MALCOLM HARGRAVE
President, Secretary, Treasurer
and Director
Chief Executive Officer,
Chief Financial Officer,
Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Malcolm Hargrave              Principal Executive Officer          1/19/15
---------------------------       ---------------------------          -------
MALCOLM HARGRAVE                            Title                        Date


/s/ Malcolm Hargrave              Principal Financial Officer          1/19/15
---------------------------       ---------------------------          -------
MALCOLM HARGRAVE                            Title                        Date


/s/ Malcolm Hargrave              Principal Accounting Officer         1/19/15
---------------------------       ---------------------------          -------
MALCOLM HARGRAVE                            Title                        Date


/s/ Malcolm Hargrave              President, Secretary,Treasurer       1/19/15
---------------------------       ---------------------------          -------
MALCOLM HARGRAVE                            Title                        Date

/s/ Malcolm Hargrave              Director                             1/19/15
---------------------------       ---------------------------          -------
MALCOLM HARGRAVE                            Title                        Date